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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 17, 2004 relating to the financial statements and financial highlights which appear in the December 31, 2003 Annual Reports to Shareholders of Salomon Brothers Strategic Bond Fund, Salomon Brothers High Yield Bond Fund, Salomon Brothers Short/Intermediate U.S. Government Fund, Salomon Brothers International Equity Fund, Salomon Brothers Small Cap Growth Fund, Salomon Brothers All Cap Value Fund, Salomon Brothers Large Cap Growth Fund, Salomon Brothers Balanced Fund, Salomon Brothers Cash Management Fund, Salomon Brothers New York Municipal Money Market Fund, Salomon Brothers Investors Value Fund Inc. and Salomon Brothers Capital Fund Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants and Independent Auditors" in the Registration Statement.




PricewaterhouseCoopers LLP
New York, New York
April 26, 2004